SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2001

KOHL'S CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	1-11084 (Commission File Number)	39-1630919 (IRS Employer Identification No.)

N56 W17000 Ridgewood Drive Menomonee Falls, WI (Address of principal executive offices)	53051 (Zip Code)

Registrant's telephone number, including area code: (262) 703-7000

Item 5.  Other Events

         The Company announced today that it has extended the expiration date for its exchange offer of the Company's 6.3% Notes due 2011 (the "Old Notes") for the Company's 6.3% Notes due 2011 which have been registered under the Securities Act of 1933, as amended. The new expiration date is Monday, July 2, 2001 at 5:00 p.m. EDT. The Company also announced that Old Notes may be tendered in a minimum denomination of $1,000.

         As of the previous expiration date of 5:00 p.m. EDT on June 25, 2001, approximately $294,455,000 aggregate principal amount of Old Notes had been submitted for exchange out of $300,000,000 aggregate principal amount outstanding.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2001	KOHL'S CORPORATION

By: /s/ Richard D. Schepp Richard D. Schepp Senior Vice President, General Counsel and Secretary